Exhibit 10.4
FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (the "First Amendment") is made this 17 day of May 2005 by and between BURTON HILLS IV PARTNERS, a Tennessee general partnership (hereinafter called "Landlord") and CHD MERIDIAN HEALTHCARE, LLC, a Delaware corporation (hereinafter called "Tenant"). Landlord acknowledges and agrees that CHD Meridian Healthcare, LLC is a successor to Meridian Occupational Healthcare Associates, Inc., under the Lease.

W I T N E S S E T H:

Whereas, the parties entered into that certain Lease Agreement dated January 25, 2002 (the "Original Lease"), whereby Landlord leased to Tenant the space described therein consisting of 26,546 rentable square feet on the first and second floors (the "Original Leased Premises") in Burton Hills IV Office Building, 40 Burton Hills Boulevard, Nashville, Tennessee (the "Building");

Whereas, Tenant has given notice that it requires additional space within the Building and has proposed to include within the Leased Premises additional vacant space on the 1st floor of the Building consisting of 4,376 rentable square feet as shown on Exhibit A attached hereto (the “Additional Space”) and has agreed to commence payment of rent of such Additional Space on July 1, 2005.

Whereas, Landlord has agreed to proceed to rent such Additional Space to Tenant subject to the terms and conditions hereinafter set forth, including the extension of the Term of the Original Lease so that the Term shall expire on June 30, 2010.

Whereas the parties desire to enter into this First Amendment in order to set forth the specific terms and conditions by which the Original Lease shall be amended in order to effectuate the foregoing;

Now, therefore in consideration of the premises and mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree to amend the Original Lease as follows:

1.
Revision of Basic Lease Provisions. The Original Lease is hereby amended and restated as follows, with these amendments  taking effect on the later of July 1, 2005, or upon delivery of the expansion space, and to be documented in a Commencement Letter Agreement, Section 1.02 of the Original Lease shall be deemed amended and restated as follows:

Section 1.02. Basic Lease Provisions.

A.	Building Name:	Burton Hills IV
	Address:	40 Burton Hills Boulevard
Nashville, TN 37215

B.	Rentable Area of Leased Premises: 30,922 square feet;

C.	Building Expense Percentage: 22.91% (30,922/135,000);

D.	Minimum Annual Rent:

Lease Year (Months)	Base Rate	Minimum Annual Rental
1 (12/1/02-11/30/03) 2 (12/1/03-11/30/04) 3 (12/1/04-06/30/05) 3 (07/1/05-11/30/05) 4 (12/1/05-11/30/06) 5 (12/1/06-11/30/07) 6 (12/1/07-11/30/08) 7 (12/1/08-11/30/09) 8 (12/1/09-06/30/10)	$11.00/RSF $24.00/RSF $24.00/RSF $24.00/RSF $26.00/RSF $26.00/RSF $27.00/RSF $27.00/RSF $27.00/RSF	$292,006.00 $637,104.00 $371,644.00* $309,220.00** $803,972.00 $803,972.00 $834,894.00 $834,894.00 $487,021.50***
*First seven (7) months only of Lease Year 3.
**Last five (5) months only of Lease Year 3.
***First seven (7) months only of Lease Year 8.

E.	Monthly Rental Installments:

Months	Monthly Rental Installments

1-12 (12/1/02-11/30/03)
13-24 (12/1/03-11/30/04)
25-31 (12/1/04-06/30/05)
32-36 (07/1/05-11/30/05)
37-48 (12/1/05-11/30/06)
49-60 (12/1/06-11/30/07)
61-72 (12/1/07-11/30/08)
73-84 (12/1/08-11/30/09)
85-91 (12/1/09-06/30/10)

$24,333.83 $53,092.00 $53,092.00 $61,844.00 $66,997.67 $66,997.67 $69,574.50 $69,574.50 $69,574.50
F.	Term: Seven (7) years and seven (7) months (December 1, 2002 through June 30, 2010);

G.	Commencement Date: December 1, 2002;

H.	Security Deposit: $36,204.00 is payable as the security deposit, and is due upon execution of this Lease. See Article 4 for requirements for refund.

I.	Brokers: Alex S. Palmer & Company, as Landlord’s Broker;

J.	Permitted Use: General office purposes;

K.	Space Plan Approval Date: March 1, 2002 (See Exhibit B);

L.	Options: One (1) Five-Year Extension Option (See Section 2.07);

M.	Expiration Date: June 30, 2010;

N.	Address for payments and notices:

Landlord:	Burton Hills IV Partners
c/o Alex S. Palmer & Company
Palmer Plaza, Suite 1600
1801 West End Avenue
Nashville, TN 37203

Tenant:	CHD Meridian HealthCare
Burton Hills IV Office Building
40 Burton Hills Boulevard,
Suite 200
Nashville, TN 37215

O.
Delinquency Interest Rate: An annual percentage rate of interest equal to three percentage points (3%) in excess of the "Prime Rate" from time to time published in the Money Rates section of The Wall Street Journal, which rate as published on the last publication day in any month shall be deemed to be the appropriate reference rate for the entire next succeeding calendar month; provided, however, that in no event shall the Delinquency Interest Rate exceed the maximum contract rate of interest from time to time allowed to be charged under applicable law. Should The Wall Street Journal cease publication of its Prime Rate, the Landlord shall have the right to designate a comparable reference rate.

P.	Lease Month: The calendar month or partial calendar month in which the Commencement Date occurs, and each subsequent calendar month during the Term.

Q.
Lease Year: The period ending on the last day of the twelfth (12th) month after the month in which the Commencement Date occurs, and the successive annual period(s), if any, ending on each subsequent anniversary of said date.

2.
Build-Out and Allowance for Additional Space. Notwithstanding any provision to the contrary in the Lease or in the Work Letter Agreement attached as Exhibit F to the Original Lease, Landlord shall cause the Landlord’s Contractor to construct the tenant improvements for the Additional Space in accordance with plans and specifications approved by Landlord and Tenant, Landlord shall be obligated to provide an allowance (the “Additional Space Allowance”) of only $22.00 per rentable square foot for the 4,376 rentable square feet of Additional Space added to the Leased Premises by this First Amendment (in lieu of the Turnkey Allowance provided for in the Original Lease), Tenant shall be obligated to pay all costs incurred by Landlord or Landlord’s Contractor in excess of such Additional Space Allowance, and the Lease and Work Letter Agreement are hereby amended in all respects to incorporate the foregoing terms.

3.
Additional Space Added to Leased Premises. From and after July 1, 2005, all references to Leased Premises in the Original Lease shall be deemed to include the Additional Space, and Exhibit A-2 to the Original Lease shall be deemed to be amended to include the Additional Space as depicted on Exhibit A attached hereto.

4.	Controlling Provisions. To the extent the provisions of this First Amendment are inconsistent with the Original Lease, the terms of this First Amendment shall control.

5.
Authority. Landlord and Tenant affirm and covenant that each has the authority to enter into this First Amendment and to abide by the terms hereof, and that the signatories hereto are authorized representatives of their respective entities empowered by their respective entities to execute this First Amendment.

6.	Force and Effect. Except as if expressly amended and modified herein, all other terms, covenants and conditions of the Original Lease shall remain in full force and effect.

7.	Successors and Assigns. The conditions, covenants and agreements contained herein shall be binding upon the parties hereto and their respective successors and assigns.

8.	Right Of First Offer. Tenant shall have the following expansion right:

(a) Right of First Offer. Provided that Tenant is not in default of this Lease, and subject to the existing rights (if any) of other tenants in the Building, Tenant shall have the Right of First Offer on any available space that is in the Burton Hills IV Building (the "First Offer Space"). If the space is to be vacated and available, Landlord shall provide Tenant with written notice specifying such availability. Tenant shall then have ten (10) days from the date of receipt of Landlord's written notice to exercise its Right of First Offer on the First Offer Space. Tenant shall exercise its Right of First Offer by giving Landlord written notice of its intent to exercise the right within ten (10) days of receipt of notice. If Tenant does not exercise its Right of First Offer, Landlord shall have the right to lease the First Offer Space to a third party.

(b) Terms of First Offer Lease. If Tenant exercises its Right of First Offer by responding in writing to Landlord's written notice of the right within the ten (10) day period, Landlord and Tenant shall commence good faith negotiations of the lease for the First Offer Space.

[END OF TEXT; SIGNATURES APPEAR ON THE FOLLOWING PAGE]

SIGNATURE PAGE FOR FIRST AMENDMENT TO LEASE
BETWEEN BURTON HILLS IV PARTNERS
AND MERIDIAN OCCUPATIONAL HEALTHCARE ASSOCIATES, INC.

In witness whereof, the parties hereto have executed this First Amendment to Lease Agreement as of the day and year first above written.

LANDLORD:

BURTON HILLS IV PARTNERS

By:	/s/ Dale Holmer, CFO/Partner
In lieu of	Alex S. Palmer,
Managing General Partner

TENANT:

CHD MERIDIAN HEALTHCARE, LLC

By:	/s/Tammy Howell

Title:	Vice President

STATE OF TENNESSEE
COUNTY OF DAVIDSON

Personally appeared before me, the undersigned, a Notary Public in and for the State and County aforesaid, Dale Holmer, as Managing Partner of BURTON HILLS IV PARTNERS, the within named bargainer, a general partnership, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and that as such partner, he executed the foregoing instrument for the purposes therein contained, by signing the name of the partnership by himself as such partner.

WITNESS my hand, at office, this 18th day of May 2005.

illegible
Notary Public

My Commission Expires:

July 29, 2006

STATE OF TENNESSEE
COUNTY OF DAVIDSON

Before me, the undersigned, a Notary Public in and for the State and County aforesaid, personally appeared Tammy Howell with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the Vice President of CHD MERIDIAN HEALTHCARE, LLC, the within named bargainer, a corporation, and that as such officer, he executed the foregoing instrument for the purposes therein contained, by signing the name of corporation as such officer.

WITNESS my hand, at office, this 18th day of May 2005.

illegible
Notary Public

My Commission Expires:

September 22, 2007